ZQ|CERT#|COY|CLS|RGSTRY|ACCT#|TRANSTYPE|RUN#|TRANS#

FLEX LNG
PO BOX 43004, Providence, RI 02940-3004
MR A SAMPLE
DESIGNATION (IF ANY)
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CUSIP/IDENTIFIER		XXXXXX XX X		
Holder ID		XXXXXXXXXX		
Insurance Value		1,000,000.00		
Number of Shares		123456		
DTC	12345678	123456789012345		
Certificate Numbers		Num/No.	Denom.	Total
1234567890/1234567890		1	1	1
1234567890/1234567890		2	2	2
1234567890/1234567890		3	3	3
1234567890/1234567890		4	4	4
1234567890/1234567890		5	5	5
1234567890/1234567890		6	6	6
Total Transaction				7

ORDINARY SHARES PAR VALUE US $0.10

ORDINARY SHARES

Certificate Number ZQ00000000

Shares ***000000*** ***000000*** ***000000*** ***000000*** ***000000***

FLEX LNG

FLEX LNG LTD.

INCORPORATED UNDER THE LAWS OF BERMUDA

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP G35947 20 2

THIS CERTIFIES THAT MR. SAMPLE & MRS. SAMPLE & MR. SAMPLE & MRS. SAMPLE

is the owner of ***ZERO HUNDRED THOUSAND ZERO HUNDRED AND ZERO***

THIS CERTIFICATE IS TRANSFERABLE IN CITIES DESIGNATED BY THE TRANSFER AGENT, AVAILABLE ONLINE AT www.computershare.com

FULLY-PAID AND NON-ASSESSABLE ORDINARY SHARES OF

FLEX LNG LTD. (hereinafter called the "Company"), held subject to the memorandum of continuance and bye-laws of the Company (copies of which are on file with the Company and with the Transfer Agent), and transferable in accordance therewith. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Principal Executive Officer

Secretary

FLEX LNG LTD. CORPORATE SEAL September 2006 BERMUDA

DATED DD-MMM-YYYY

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR,

By ____________________
AUTHORIZED SIGNATURE

SECURITY INSTRUCTIONS ON REVERSE

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FLEX LNG LTD.

THE BOARD OF DIRECTORS MAY REQUIRE THE OWNER OF A LOST OR DESTROYED STOCK CERTIFICATE, OR HIS LEGAL REPRESENTATIVES, TO GIVE THE COMPANY A BOND TO INDEMNIFY IT AND ITS TRANSFER AGENTS AND REGISTRARS AGAINST ANY CLAIM THAT MAY BE MADE AGAINST THEM ON ACCOUNT OF THE ALLEGED LOSS OR DESTRUCTION OF ANY SUCH CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT	- .... (Cust) .... Custodian .... (Minor) ....
TEN ENT	- as tenants by the entireties		under Uniform Gifts to Minors Act .... (State) ....
JT TEN	- as joint tenants with right of survivorship and not as tenants in common	UNIF TRF MIN ACT	- .... (Cust) .... Custodian (until age ....) .... (Minor) .... under Uniform Transfers to Minors Act .... (State) ....

Additional abbreviations may also be used though not in the above list.

For value received, ______________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

____

____

____ Shares

of the Ordinary Shares represented by the within Certificate, and such shares are subject to the memorandum of continuance and the bye-laws of the Company and are transferable in accordance therewith.

Dated: ______________________________ 20________

Signature: ______________________________

Signature: ______________________________

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed: Medallion Guarantee Stamp

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15

The IRS requires that the named transfer agent ("we") report the cost basis of certain shares or units acquired after January 1, 2011. If your shares or units are covered by the legislation, and you requested to sell or transfer the shares or units using a specific cost basis calculation method, then we have processed as you requested. If you did not specify a cost basis calculation method, then we have defaulted to the first in, first out (FIFO) method. Please consult your tax advisor if you need additional information about cost basis.

If you do not keep in contact with the issuer or do not have any activity in your account for the time period specified by state law, your property may become subject to state unclaimed property laws and transferred to the appropriate state.

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